Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (No. 333-333-259216) on Form S-8 and registration statements (Nos. 333-250017, 333-255585 and 333-259213) on Form S-1 of PLBY Group, Inc. of our report dated October 18, 2021, with respect to the consolidated financial statements of Honey Birdette (Aust.) Pty Ltd and its subsidiaries, which report appears in the Form 8-K/A of PLBY Group, Inc. dated October 21, 2021.

/s/ KPMG

Sydney, Australia

October 21, 2021